UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)         August 28, 2009

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name Or Former Address, If Changed Since Last Report)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 28, 2009, SunLink Health Systems, Inc. (“SunLink” or the “Company”) issued a press release announcing it expects the unaudited financial statements contained in its quarterly reports on Form 10-Q for the quarters ended September 30, 2008, December 31, 2008 and March 31, 2009, be restated due to the impact of non-cash accounting errors at its Carmichael’s Cashway Pharmacy, Inc. subsidiary (referred to in this report as the “Subsidiary”). A copy of such press release is attached as Exhibit 99.1 to this report.

In May 2009, the Subsidiary’s then Chief Financial Officer resigned. In June 2009, the Subsidiary hired a new CFO and in July 2009, the new Subsidiary CFO and the Company’s CFO began an investigation into unresolved accounting discrepancies between the Subsidiary’s accounts receivable detail and its general ledger. When the new Subsidiary CFO was unable to resolve the discrepancies, SunLink, in July 2009, engaged an outside accountant (the “Investigation Accountant”) to investigate the discrepancies. After being informed of the preliminary results of the Investigation Accountant’s investigation, the Company informed the Audit Committee of SunLink’s Board of Directors (the “Audit Committee”) of the preliminary findings by such Investigation Accountant. Based on such preliminary findings, on August 28, 2009 SunLink concluded that the impact of the Subsidiary level accounting irregularities made it likely that the Company’s financial statements for the first, second and third fiscal quarters ending September 30, 2008, December 31, 2008 and March 31, 2009, respectively, should not be relied on.

SunLink reached its conclusion on August 28, 2009, based on information reviewed by SunLink’s management and SunLink’s Audit Committee and SunLink’s independent registered public accounting firm (the “Public Accountants”), including information provided by the Investigation Accountant. SunLink concluded that the Subsidiary financial statements, among other things, had misstated the Subsidiary’s accounts receivable during the referenced periods and, as a result thereof, the SunLink financial statements for the quarters ending September 30, 2008, December 31, 2008 and March 31, 2009 contained errors in the amount of net income (loss), bad debt expense, allowance for doubtful accounts and contractual allowances.

As a result of the detailed investigation performed by the Investigation Accountant, accounting adjustments have been recorded by the Subsidiary to correct the non-cash accounting errors discovered. The Company currently expects that the net effect of these adjustments will be to decrease net earnings (loss) for the nine months ended March 31, 2009 by a currently estimated $1.06 million. The impact on reported net earnings (loss) is attributable to a net overstatement of receivables and unreconciled differences not adjusted for on the Subsidiary’s general ledger which are expected to aggregate approximately $1.7 million with an anticipated aggregate after tax effect of $1.06 million. The restatement of SunLink’s quarterly results for each of the quarters in the fiscal year is expected to result in:

•	a $0.01 per share decrease in the first quarter net loss to a restated net loss of $0.06 per share rather than the previously reported net loss of $0.07 per share;

•

a $0.03 and $0.02 per share additional net loss for the second quarter and six months ending with the second quarter, respectively, resulting in restated net earnings for the second quarter of $0.01 per share and a restated net loss for the six months then ended of $0.05 per share; and

•

a $0.11 and $0.13 per share reduction in previously reported net earnings for the third quarter and the nine months ending with the third quarter, respectively, resulting in restated net earnings for the third quarter and for the nine months then ended of $0.08 per share and $0.02 per share, respectively.

SunLink’s management and the Audit Committee have discussed the matter reported under this Item 4.02 with the Company’s Public Accountants. In response to these matters, the Audit Committee has decided to conduct a follow-up internal review of the Subsidiary’s internal controls, financial statements and related matters utilizing SunLink’s outside legal counsel and an outside accountant which may be the Public Accountants and/or the Investigation Accountant. At this time, the Company cannot predict the outcome of these matters or the length of time it will take to resolve them. However, the Company expects to file amended quarterly reports by mid to late September and, in any event, before the date its annual report on Form 10-K is due.

Based on the investigation of the Subsidiary to date, the Company has already undertaken remedial action designed to ensure that the Subsidiary will prepare its financial statements in accordance with GAAP including new controls to ensure that the Subsidiary:

•	closes monthly accounting records on a scheduled, date-specific basis, including all systems;

•	utilizes a consistent methodology in the accumulation of accounting information;

•	standardizes routine journal entries; and

•	analyzes accounting information consistently as to methodology and timing.

Such controls will include requirements that the Subsidiary:

•	prepare monthly financial information at the accounting staff level with review at the accounting management level;

•	implement a standard policy approved by the Company for the write-off of accounts receivable, with specified requirements for procedures, documentation and written approval;

•	analyze and record monthly adjustments to accounts receivable, bad debt expense and contractual adjustments in accordance with policies and methodologies approved by the Company;

•	implement a system to monitor production reports for its business office and collections personnel approved by the Company; and

•	implement other standardized reporting procedures in its accounting department approved by the Company.

In order to implement and facilitate such controls and procedures, the Company will cause its Subsidiary to change its accounting and finance personnel by:

•	hiring a new Subsidiary CFO (which hiring was accomplished following the resignation of the former Subsidiary CFO);

•	recruiting and training a full-time Subsidiary-level Controller; and

•	recruiting and training a new business office and collections manager.

In order to facilitate the implementation of Subsidiary internal controls and procedures and to enhance the efficiency and accountability of the Subsidiary accounting and finance personnel, the Company also will cause its Subsidiary to:

•	relocate all accounts receivable billing and collections personnel to a centralized location; and

•

retain the services of the Investigation Accountant or other outside accountant as a financial consultant to assist in the adoption and implementation of the foregoing matters, whose services are anticipated to be retained for an initial four-month engagement.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. The disclosure in this Current Report, including the Exhibit attached hereto, of any information (financial or otherwise) does not constitute an admission that such information is material.

Item 9.01 Financial Statements and Exhibits.

d.    Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated August 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name: Title:	Mark J. Stockslager Chief Financial Officer

Dated: August 28, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	SunLink Health Systems, Inc. Press Release dated August 28, 2009.